UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of the earliest event reported) April 30, 2007

OAKMONT ACQUISITION CORP.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-51423	20-2679740
(State or Other Jurisdiction of Incorporation )	(Commission File Number)	(IRS Employer Identification No.)

33 Bloomfield Hills Pkwy., Ste. 240 Bloomfield Hills, MI	48304
(Address of Principal Executive Offices)	(Zip Code)

(248) 220-2001

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 .425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On February 8, 2007, Oakmont Acquisition Corp. (the “Company”) entered into an Agreement and Plan of Merger (the “Initial Merger Agreement”) with Oakmont Kansas, Inc. (“Acquisition Sub”), Brooke Credit Corporation (“Brooke Credit”) and Brooke Corporation (“Brooke”) providing for a two-step, three party merger of the Company, Brooke Credit and Acquisition Sub, with Acquisition Sub surviving as a Kansas corporation and changing its name to “Brooke Credit Corporation.” On February 9, 2007 the Company filed a Form 8-K disclosing the Company’s entry into the Initial Merger Agreement.

On April 30, 2007, the Company, Brooke Credit and Brooke entered into an Amended and Restated Agreement and Plan of Merger (the “Amended Merger Agreement”). The Amended Merger Agreement changed the structure of the proposed transaction to a single-step, two party merger of Brooke Credit with and into the Company, with the Company surviving as a Delaware corporation and changing its name to “Brooke Credit Corporation.” The other material terms of the merger remain unchanged.

Item 9.01	Financial Statements and Exhibits.

See the Exhibit Index set forth below for a list of exhibits included with this Current Report on Form 8-K.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

OAKMONT ACQUISITION CORP.

By:	/s/ Michael C. Azar
Name:	Michael C. Azar
Title:	President

Date: April 30, 2007

EXHIBIT INDEX

Exhibit Number	Description
2.1*	Amended and Restated Agreement and Plan of Merger by and among Oakmont Acquisition Corp., Brooke Credit Corporation, and Brooke Corporation Dated as of April 30, 2007

*	Certain exhibits and schedules have been omitted. The Company agrees to furnish supplementally a copy of any omitted exhibit or schedule to the Securities and Exchange Commission upon its request.